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                                                                    Exhibit 23.3

The Board of Directors
Grant Geophysical, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



Houston, Texas
March 26, 1998